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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 2, 1998



                                 CMP MEDIA INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         0-22789                11-2240940
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization                                Identification No.)

         600 COMMUNITY DRIVE
         MANHASSET, NEW YORK                                      11030
(Address of principal executive offices)                       (Zip Code)

                                 (516) 562-5000
              (Registrant's telephone number, including area code)
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                                 CMP Media Inc.

                                      Index
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Item 5.  Other Events      . . . . . . . . . . . . . . . . . . . . . 1-2
Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
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Item 5. Other Events.

On April 2, 1998, CMP Media Inc. issued the following press release:

CMP MEDIA SELLS CATEGORY-LEADING HOMEPC MAGAZINE TO IMAGINE MEDIA

MOVE REFLECTS CMP'S STRATEGIC DECISION TO FOCUS PRINT EFFORTS ON
HIGH-TECH BUSINESS MARKETS THROUGH CONTROLLED AND PAID CIRCULATION
TITLES

Manhasset, N.Y.--CMP Media Inc. (Nasdaq: CMPX) has sold HomePC magazine, the home-computing category leader, to Brisbane, Calif.-based Imagine Media, Inc. The sale of HomePC reflects CMP's commitment to be the number one provider of information to the technology business market through both controlled and paid-circulation titles. As part of the transaction, CMP has been granted warrants to acquire a small minority interest in Imagine.

"CMP's greatest strength and expertise in print lies in delivering the information needed by business audiences across the technology spectrum--the builders, sellers and users of technology," said Kenneth D. Cron, President of Publishing at CMP. "We are delighted that HomePC will now be published by a company whose other publications--among them boot, MacAddict and PC Gamer--are aimed at the consumer audience and under whose leadership HomePC will have an opportunity to flourish."

Chris Anderson, President and CEO of Imagine Media, said, "We're very pleased to add HomePC to our family of magazines. HomePC is the leading magazine for the home computing market. Imagine is the leading publisher serving passionate end-users of technology: It's a perfect match." After CMP publishes the magazine's May issue, Imagine plans to interrupt publication for several months and relaunch in September.

HomePC was the first publication to launch in the home-computing category, and is the circulation, readership and ad-page leader in that market. In 1997 HomePC claimed more than 40 percent of the category's ad pages compared to 29.5 percent for Computer Life and 30.6 percent for Family PC.

Since its 1994 launch, HomePC has received numerous awards. It was named one of the best new launches of 1994 in Samir Husni's Guide to New Magazines and was singled out as "Rookie of the Year" by the Computer Press Association (CPA), which in 1995 named HomePC the Best Broad Interest Magazine.

Imagine Media Inc. ( http://www.imaginemedia.com ) of Brisbane, CA, has a mission to build a media company tailor-made for the 21st century. It targets groups of people who share a passion for technology, and offers them a unique mix of three integrated media (print, CD-ROM and the Internet). The six monthly consumer magazines published by Imagine focus on computing, video games and the Internet. Its
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publications include boot, MacAddict, Next Generation, PC Gamer, PSM and Game
Buyer. In addition to its publications, Imagine created Imagine Radio, which combines the best of Internet technology with great radio content to offer the most compelling listening experience available anywhere. Imagine's Web communities include the Imagine Games Network (IGN), made up of more than 30 game content sites: ChickClick, a network of over 20 independent girl-powered Web sites; and the MacAddict Network, all the information any Mac enthusiast would want on the Web.
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                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CMP MEDIA INC.


April 10, 1998                   BY:  /s/ Joseph E. Sichler
                                    -----------------------
                                     Joseph E. Sichler
                                     Vice President and Chief Financial Officer
                                     (Principal Accounting Officer)